UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

__________

SED INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-35094	22-2715444
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3505 Newpoint Place, Suite 450
Lawrenceville, Georgia	30043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 243-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

SED International Holdings, Inc. (the “Company”) appointed Rhea Moore as the Company’s Vice President of Sales, effective January 8, 2014, and William Orlowski as the Company’s Vice President of Product Purchasing, effective January 13, 2014. Messrs. Moore and Orlowski will work primarily out of the Company’s new office in San Jose, California.

Mr. Moore has been employed in the technology industry for the past 18 years, during which time he has held executive positions in both sales and marketing with Bell Microproducts, ASI Corporation and Microland Electronics. Mr. Orlowski has held marketing positions in the IT distribution industry for the past 30 years, including positions with Bell Microproducts, ASI Corporation, Computech International and Kierulff Electronics.

Effective as of January 14, 2014, the Company promoted Mr. Ronell Rivera, the Company’s current Senior Vice President--Latin America, to interim Chief Operating Officer, and Mr. Frank Gonzalez, the Company’s current Controller, to interim Chief Accounting Officer and Vice President of Finance.

Between January 9 and 15, 2014, the Company has undertaken an additional reduction in force in its U.S. distribution business, as a result of which the U.S. business now employs a total of 49 employees, including 24 employees at its Miami export business, 20 employees at its Lawrenceville, Georgia facility, and five employees at its California locations. The Company and its subsidiaries employ an additional 185 employees as part of its Latin America distribution business.

As of June 30, 2012, the Company reported that it had 425 full time employees and, as of June 30, 2013, the Company reported that it had 327 full time employees.

When the current board of directors assumed control of the Company on October 17, 2013, it inherited a U.S. business that was in a state of rapid decline, in terms of sales volume, profitability and sustainability.

The Company has significantly reduced the size of its U.S. operations and sales in an effort to restore the U.S. business to break-even profitability. The Company currently hopes to stabilize the U.S. business and grow its sales on the basis of higher margin product sales. The Company also currently plans to maintain the size of the Miami export business and Latin American distribution business, with the goal of improving the profitability of each of these businesses.

The Company has incurred significant financial losses in its most recent fiscal year, as previously reported, and in recent fiscal quarters and has significantly reduced its employee headcount and sales volume in the United States during the same time period. Due to the significant changes in the Company’s business during the past 18 months, there can be no assurance that the Company’s efforts to stabilize its U.S. business and improve the profitability of each of its businesses will be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

By:	/s/ Hesham M. Gad
Hesham M. Gad
Chief Executive Officer

Date: January 15, 2014